United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

DANIMER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39280	84-1924518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

140 Industrial Boulevard
Bainbridge, Georgia	39817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 243-7075

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 7, 2022, Danimer Scientific, Inc. (“Danimer”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc. (the “Manager”) with respect to the offering and sale from time to time through the Manager, as Danimer’s sales agent, of shares of Danimer’s Class A common stock, par value $0.0001 per share, having an aggregate offering price of up to $100 million (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, in block transactions or as otherwise agreed between Danimer and the Manager. Under the terms of the Equity Distribution Agreement, Danimer may also sell Shares from time to time to the Manager as principal for its own account at a price to be agreed upon at the time of sale. Pursuant to the Equity Distribution Agreement, Danimer may offer and sell the shares in transactions deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended.

The Equity Distribution Agreement provides that the Manager, when it is acting as Danimer’s sales agent, will be entitled to compensation of up to 3% of the gross sales price of the Shares sold through the Manager. Danimer has no obligation to offer or sell any Shares under the Equity Distribution Agreement, and may at any time suspend offers and sales under the Equity Distribution Agreement.

In the ordinary course of business, the Manager or its affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for Danimer and its subsidiaries for which they have received or will receive customary compensation.

The Shares will be issued pursuant to Danimer’s shelf registration statement, which became effective September 7, 2022 (Registration No. 333-267074), as supplemented by the prospectus supplement dated September 7, 2022.

The summary of the Equity Distribution Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Equity Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Kane Kessler, P.C. relating to the Shares to be issued pursuant to the Equity Distribution Agreement is included as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
1.1	Equity Distribution Agreement, dated September 7, 2022, between Danimer Scientific, Inc. and Citigroup Global Markets Inc.
5.1	Opinion of Kane Kessler, P.C.
23.1	Consent of Kane Kessler, P.C. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Danimer has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2022

DANIMER SCIENTIFIC, INC.

By:	/s/ Michael A. Hajost
	Name:	Michael A. Hajost
	Title:	Chief Financial Officer

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